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Item 6 (a) Exhibits
Exhibit 11 - STATEMENT RE:  COMPUTATION OF EARNINGS PER SHARE
             (in thousands except per common share data)

                                                                    THREE MONTHS ENDED               SIX MONTHS ENDED
                                                                         JUNE 30                         JUNE 30
                                                                  -----------------------------------------------------
 PRIMARY:                                                           1996          1995             1996          1995
                                                                    ----          ----             ----          ----

 Weighted average shares outstanding                               20,972        20,786            20,949        20,758
                                                                  =======       =======           =======       =======

 Net Income                                                       $25,060       $16,048           $45,696       $30,919
                                                                  =======       =======           =======       =======


 Net Income - per share                                           $  1.19       $   .77           $  2.18       $  1.49
                                                                  =======       =======           =======       =======


 FULLY DILUTED:

 Weighted average of shares outstanding                            20,972        20,786            20,949        20,758

 Assumed conversion of common stock equivalents                        75            64                79            80
                                                                  -------       -------           -------       -------
 Total                                                             21,047        20,850            21,028        20,838
                                                                  =======       =======           =======       =======


 Net income                                                       $25,060       $16,048           $45,696       $30,919

 Add convertible debenture interest, net of federal                    61             7               123           130
 income tax
                                                                  -------       -------           -------       -------
 Total                                                            $25,121       $16,055           $45,819       $31,049
                                                                  =======       =======           =======       =======


 Net income - per share                                           $  1.19       $   .77           $  2.18       $  1.49
                                                                  =======       =======           =======       =======


ITEM 6 (b) REPORTS ON FORM 8-K

         None.





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